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                                                                 EXHIBIT 3.19(a)


                                                                    JAN 13, 1978

                            ARTICLES OF INCORPORATION

                                       OF

                             L. J. MELODY & COMPANY


          The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

          The name of the corporation is L. J. Melody & Company.

                                   ARTICLE TWO

          The period of its duration is perpetual.

                                  ARTICLE THREE

          The purpose for which the corporation is organized is the transaction of all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                  ARTICLE FOUR

          The total number of shares of all classes of stock which the corporation shall have authority to issue is Four Thousand (4,000) shares, of which One Thousand (1,000) shares, par value One Hundred Dollars ($100.00) per share, shall be a class designated "Preferred Stock" and Three Thousand (3,000) shares, par value One Hundred Dollars ($100.00) per share, shall be a class designated "Common Stock".

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                                       2
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          (1)  Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

          (2)  Each series of Preferred Stock

               (a)  may have such number of shares;

               (b) may have such voting powers, full or limited, or may be without voting powers;

               (c) may be subject to redemption at such time or times and at such prices;

               (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

               (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

               (f) may be made convertible into, or exchangeable for, shares of any other class or classes (except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation) or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

               (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

               (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional

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stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of any outstanding stock of the corporation; and

               (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

all as shall be determined by the Board of Directors and stated in the resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

          (3) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

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                                                                               4

                                  ARTICLE FIVE

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

          The street address of its initial registered office is 5847 San Felipe, Suite 4400, Houston, Texas. 77057 and the name of its initial registered agent at such address is Lawrence J. Melody.

                                  ARTICLE SEVEN

          (1) The number of directors of the corporation shall be fixed by, or in the manner provided in, the ByLaws. The number constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

          Name                          Address
          ----                          -------

          Lawrence J. Melody            1717 St. James Place, Suite 430
                                        Houston, Texas 77056

          John M. Bradley               1717 St. James Place, Suite 430
                                        Houston, Texas 77056

          Peter M. Ramme                1717 St. James Place, Suite 430
                                        Houston, Texas 77056

          (2) The corporation may enter into contracts or transact business with one or more of its directors or officers, or with any corporation, firm or association in which any of its directors or officers are stockholders, directors, officers, members, employees or otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise

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                                                                               5

affected by reason of such directorship or office in the corporation or such interest in such other firm, corporation or association, notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify, or otherwise obligate the corporation upon such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise known to the Board of Directors, or a majority thereof at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction; nor shall any director or officer be liable to account to this corporation for any profits realized by or from or through any such transaction or contract of the corporation by reason of such directorship, office or interest.

                                  ARTICLE EIGHT

          The name of the incorporator is Perry M. Reaves and his address is 3000 One Shell Plaza, Houston, Texas.

          IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of January, 1978.

                                                      /s/ Perry M. Reaves
                                                      --------------------------
                                                      Perry M. Reaves

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THE STATE OF TEXAS       (S).
                         (S).
COUNTY OF HARRIS         (S)

          I, Alice D. Roberts, a notary public, do hereby certify that on the 12th day of January, 1978, personally appeared before me, Perry M. Reaves, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                                  /s/ Alice D. Roberts
                                                  ------------------------------
                                                  Notary Public in and for
                                                  Harris County, TEXAS

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                                  STATEMENT OF

                    RESOLUTION ESTABLISHING SERIES OF SHARES

To the Secretary of State

     of the State of Texas:

          Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

          I.   The name of the corporation is L. J. Melody & Company

          II. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the board of directors of the corporation on July 12, 1979:

          RESOLVED, that pursuant to the authority vested in the board of directors of the corporation by Article Four of the Articles of Incorporation, as amended, the directors do hereby authorize for issuance 200 shares of Preferred Stock, do hereby determine that such 200 shares shall constitute the first series of Preferred Stock, do hereby designate such 200 shares as 8% Preferred Stock and do hereby establish that such 8% Preferred Stock shall have the relative rights, preferences, and limitations as follows:

          (a)  Dividends. The holders of 8% Preferred Stock are entitled to
               ---------
receive annual dividends at a rate of $8.00 per annum, and no more, on each share, payable annually within a reasonable period of time after the close of each fiscal year of the corporation but in no event later than the last business day of the second full month after the close of each such fiscal year.

          (b)  Liquidation. In the event of any voluntary or involuntary
               -----------
liquidation; dissolution or winding up of the affairs of the corporation, the holders of the shares of 8% Preferred Stock shall be entitled to receive from the assets of the corporation $100 per share.

          (c)  Regarding Exchange or Conversion Rights. The shares of 8%
               ---------------------------------------
Preferred Stock have no exchange or conversion rights.

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               (d)  Regarding Voting Rights. Except to the extent that a denial
                    -----------------------
of voting rights is inconsistent with the provisions of the Texas Business Corporation Act, the shares of 8% Preferred Stock have no voting rights.

               Dated July 12, 1979.

                                               L. J. MELODY & COMPANY


                                               By  /s/ Lawrence J. Melody
                                                   -----------------------------
                                                   Lawrence J. Melody
                                                   President

                                               By  /s/ John M. Bradley
                                                   -----------------------------
                                                   John M. Bradley
                                                   Secretary

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THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF HARRIS         (S)

          I, /s/ Sharon G. Lloyd, a notary public, do hereby certify that on
             -------------------
this 12th day of July, 1979, personally appeared before me Lawrence J. Melody, who being by me first duly sworn, declared that he is the president of L. J. Melody & Company, that he signed the foregoing document as president of the corporation, and that the statements therein contained are true.

My commission expires
1-16-81.

[Notarial Seal]
                                                 /s/ Sharon G. Lloyd
                                                 -------------------------------
                                                 Notary Public in and for
                                                 Harris County, Texas

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                              L. J. MELODY COMPANY

                     UNANIMOUS CONSENT OF BOARD OF DIRECTORS

          WHEREAS, paragraph B of Article 9.10 of the Texas Business Corporation Act provides that, unless otherwise restricted by the articles of incorporation or bylaws of a corporation organized and existing under the laws of the State of Texas, any action required or permitted to be taken at any meeting of the board of directors of such corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors;

          NOW THEREFORE, we, the undersigned, constituting all of the members of the board of directors of L. J. Melody & Company, a Texas corporation ("corporation") do hereby adopt the following resolutions by our unanimous consent in writing on the date hereof, and hereby direct that such shall be filed with the minutes of the proceedings of such board of directors:

          RESOLVED, that pursuant to the authority vested in the board of directors of the corporation by Article Four of the Articles of Incorporation, as amended, the directors do hereby authorize for issuance 200 shares of Preferred Stock, do hereby determine that such 200 shares shall constitute the first series of Preferred Stock, do hereby designate such 200 shares as 8% Preferred Stock and do hereby establish that such 8% Preferred Stock shall have the relative rights, preferences, and limitations as follows:

          (a)   Dividends. The holders of 8% Preferred Stock are entitled to
                ---------
receive annual dividends at a rate of $8.00 per annum, and no more, on each share, payable annually within a reasonable period of time after the close of each fiscal year of the corporation but in no

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event later than the last business day of the second full month after the close of each such fiscal year.

          (b)  Liquidation. In the event of any voluntary or involuntary
               -----------
liquidation, dissolution or winding up of the affairs of the corporation, the holders of the shares of 8% Preferred Stock shall be entitled to receive from the assets of the corporation $100 per share.

          (c)  Regarding Exchange or Conversion Rights. The shares of 8%
               ---------------------------------------
Preferred Stock have no exchange or conversion rights.

          (d)  Regarding Voting Rights. Except to the extent that a denial of
               -----------------------
voting rights is inconsistent with the provisions of the Texas Business Corporation Act, the shares of 8% Preferred Stock have no voting sights; and further

          RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the corporation be and they hereby are authorized and directed to execute a statement in substantially the form submitted with these resolutions and bearing the caption "STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES" dated July 12, 1979 and such statement, verified by one of the officers signing the same, be delivered in duplicate to the Secretary of State of the State of Texas, pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act; and further

          RESOLVED, that the consideration for shares of 8% Preferred Stock be and it hereby is fixed at $100.00 per share and that, subsequent to the filing of the statement described in the foregoing resolution as set forth therein, 160 shares of the 8% Preferred Stock, par value $100.00 per share, of the corporation be issued to Lawrence J. Melody in return for $16,000.00,

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     the receipt of which is hereby acknowledged, and that 40 shares of the 8%
     Preferred Stock, par value $100.00 per share, of the corporation be issued to John M. Bradley in return for $4,000.00, the receipt of which is hereby acknowledged, and that the proper officers of the corporation be and they hereby are authorized and directed to issue to such persons respectively certificates representing such 160 and 40 shares of 8% Preferred Stock, par value $100.00 per share, of the corporation, such shares when so issued to be fully paid and nonassessable.

          IN WITNESS WHEREOF, we have hereunto set our hands this 12th day of July, 1979.

                                             /s/ Lawrence J. Melody
                                             -----------------------------------
                                             Lawrence J. Melody



                                             /s/ John M. Bradley
                                             -----------------------------------
                                             John M. Bradley